CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement 333-128885 on Form S-11 of Desert Capital REIT, Inc. of our report dated March 30, 2007, on the audited financial statements of Desert Capital REIT, Inc. contained in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Eide Bailly LLP
Bismarck, North Dakota
May 11, 2007